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                                                                    Exhibit (14)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use and incorporation by reference in the Proxy Statement/Prospectus and the Statement of Additional Information, each a part of the Seligman Growth Fund, Inc. Registration Statement No. 333-102681, Pre-Effective Amendment No. 1, on Form N-14 ("N-14 Registration Statement"), of our report dated February 14, 2003, appearing in the December 31, 2002 Annual Report to Shareholders for Seligman Growth Fund, Inc., and our report dated December 13, 2002, appearing in the October 31, 2002 Annual Report to Shareholders for Seligman Tax-Aware Fund, Inc., both of which are incorporated by reference in this N-14 Registration Statement. We also consent to the references to us under the captions "General Information - Service Providers of the Growth Fund", "General Information - Financial Statements and Experts", and "Appendix A - Representations and Warranties - item 4 (i)", appearing in the Proxy Statement/Prospectus.


DELOITTE & TOUCHE LLP

New York, New York
March 10, 2003